Exhibit 99.1

WESTMORELAND COAL COMPANY 9540 South Maroon Circle, Suite 200 Englewood, Colorado 80112 (855) 922-6463 Telephone

NEWS RELEASE
Westmoreland Completes Acquisition and Financing for San Juan Mine; Announces Investor Call for February 4, 2016

Englewood, CO - February 1, 2016 - Westmoreland Coal Company (NasdaqGM:WLB) (“Westmoreland”) today announced the completion of its acquisition of the San Juan Mine in Farmington, New Mexico by its subsidiary Westmoreland San Juan, LLC (“WSJ”) for a purchase price of approximately $127 million, subject to post-closing adjustments. Westmoreland’s management will hold a call on February 4th to discuss the acquisition and to provide a general business update and guidance for 2016.

Westmoreland San Juan assumed operations at the mine on February 1, 2016. The acquisition of the San Juan Mine, which is adjacent to a power plant, augments Westmoreland’s suite of mine mouth mining operations and provides additional coal resources of 148 million tons. Concurrent with the mine acquisition, Westmoreland entered into a long-term coal supply agreement with the owners of the adjacent San Juan Generating Station (“SJGS”), requiring SJGS to purchase 100% of its coal from the San Juan Mine, with tonnage and pricing adjusting quarterly through 2022.

“The addition of the San Juan Mine further enhances our mine mouth business model, which has been fundamental in providing strong cash generation,” said Kevin Paprzycki, Westmoreland’s Chief Executive Officer. “We look forward to building upon the solid partnership with the SJGS team in the years to come.”

To finance a portion of the transaction, WSJ entered into a $125 million structured loan with a subsidiary of PNM Resources, Inc. The loan is a $125 million Senior Secured Non-Revolving Term Loan maturing February 1, 2021 and bears initial interest at a 7.25% rate plus LIBOR, which escalates over time. There are no prepayment penalties and the loan is structured such that greater than half the balance is due to be repaid in the first two years.

“We believe the San Juan transaction is an overwhelming success for Westmoreland, PNM Resources, and PNM’s customers,” said Mr. Paprzycki.

BMO Capital served as capital markets advisor for the transaction.

Conference Call

Westmoreland Coal Company will conduct a conference call with financial analysts and investors on Thursday, February 4, 2016 at 4:00 p.m. Eastern Time to discuss the San Juan acquisition and to provide a general business update and guidance for 2016. Dial-in numbers for the live conference call are:

Live Participant Dial In (Toll Free): 844-WCC-COAL (844-922-2625)
Live Participant Dial In (International): 201-689-8584

The Company will provide a live webcast of the earnings call, which can be accessed at www.westmoreland.com/investors. A replay of the call will be available after until February 19, 2016 and can be accessed as follows:

Replay Dial-in (Toll Free): 877-660-6853
Replay Dial-in (International): 201-612-7415
Replay Conference ID: 13629829

About Westmoreland Coal Company

Westmoreland Coal Company is the oldest independent coal company in the United States. Westmoreland’s coal operations include sub-bituminous and lignite surface coal mining in the Western United States and Canada, an underground bituminous coal mine in Ohio, a char production facility, and a 50% interest in an activated carbon plant. Westmoreland also owns the general partner of and a majority interest in Westmoreland Resource Partners, LP, formerly Oxford Resource Partners, LP, a publicly-traded coal master limited partnership. Its power operations include ownership of the two-unit ROVA coal-fired power plant in North Carolina. For more information, visit www.westmoreland.com; provided that no information contained at such website is incorporated by reference here.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements are based on Westmoreland’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. Westmoreland cautions you against relying on any of these forward-looking statements. They are statements neither of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political, economic, business, competitive, market, weather and regulatory conditions.

Any forward-looking statements made by Westmoreland in this news release speak only as of the date on which it was made. Westmoreland undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Company Contact
Jason Veenstra
Chief Financial Officer
(720) 354-4467
ir@westmoreland.com